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                           OUTBOARD MARINE CORPORATION

                  EXHIBIT 11: COMPUTATION OF PER SHARE EARNINGS


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
                                                                                          Three Months Ended March 31,
                                                                                         ------------------------------
(Dollars and Shares in Millions Except per Share Data)                                       2000              1999
                                                                                         --------------   -------------
Basic Earnings per Share:
     Net loss of common shareholders                                                            ($31.5)            ($11.9)

     Weighted Average Number of Shares                                                            20.4               20.4
                                                                                         -------------    ---------------

     Basic Earnings (Loss) Per Share                                                            ($1.54)            ($0.58)
                                                                                         =============    ===============

Diluted Earnings Per Shares:
     Net Income (Loss)                                                                          ($31.5)            ($11.9)

     Weighted Average Number of Shares                                                            20.4               20.4
     Common Stock Equivalents (Stock Options)                                                     ----               ----
                                                                                         -------------    ---------------

     Average Shares Outstanding                                                                   20.4               20.4
                                                                                         -------------    ---------------

        Diluted Earnings (Loss) Per Share                                                       ($1.54)            ($0.58)
                                                                                         =============    ===============
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